Exhibit 99.1

Press Release

DG FastChannel(TM) Third Quarter Consolidated Revenues Increase 34% to $25.1 Million

Monday November 12, 7:00 am ET

• Third Quarter Net Income and Diluted Net Income Per Share Rise to Record Levels of $2.1 Million and $0.12, Respectively –

• EBITDA Rises 71% to $7.8 Million –

• 2008 Revenue and EBITDA Financial Targets Reaffirmed -

DALLAS–(BUSINESS WIRE)–DG FastChannel™, Inc. (NASDAQ: DGIT), a leading provider of digital media services to the advertising, entertainment and broadcast industries, today reported financial results for the third quarter ended September 30, 2007.

Third Quarter Highlights

•                  Consolidated revenue of $25.1 million compared to $18.8 million in the same period of 2006. The Company’s consolidated revenue for the quarter ended September 30, 2007 includes approximately six weeks of results from Point.360’s ads distribution operations and approximately one month of results from GTN, Inc.’s ads distribution business (“GTN”).

•                  EBITDA (earnings before interest, taxes, depreciation and amortization) of $7.8 million compared to $4.6 million in the comparable period of 2006.

•                  Net income of $2.1 million, or $0.12 per diluted share, compared with net loss of $4.5 million, or a loss of $0.35 per diluted share in the 2006 third quarter. In the 2006 third quarter DG FastChannel recorded a non-cash pre-tax charge of $5.1 million (with no corresponding tax benefit, or $0.40 per diluted share) to reduce carrying the value of its investment in Verance Corporation convertible preferred stock.

•                  Closed a new $85 million credit facility with BMO Capital Markets as administrative agent. The new facility, comprised of a five year, $40 million senior secured revolving credit facility and $45 million term loan, replaced DG FastChannel’s prior $35 million credit facility.

•                  Completed the sale of certain intellectual property assets for $2.5 million in July 2007 pursuant to its strategy to divest non-core assets, resulting in an after tax gain of approximately $0.4 million (included in discontinued operations).

•                  As of September 30, 2007, reflecting the completion of the acquisition of the ads distribution operations of Point.360 and GTN, DG FastChannel had $17.9 million in cash and $53.9 million of debt or net debt of approximately $36 million.

Scott K. Ginsburg, Chairman and CEO of DG FastChannel commented on the results, “The third quarter was strategically and financially productive for DG FastChannel as we completed two significant transactions and generated record third quarter operating results. With increasing video traffic, continued client adoption of new service products and the benefit of significant merger cost synergies, we are well positioned to deliver solid growth from our business model in the fourth quarter and throughout 2008.

“DG FastChannel’s third quarter operating results demonstrate operating efficiencies and year-over-year margin improvements through the elimination of duplicative real estate, personnel, telco and other costs, while the Company’s revenues are in line with earlier guidance. Year-over-year third quarter revenue rose 34% to $25.1 million, with a corresponding 71% increase in EBITDA to $7.8 million. EBITDA margins rose in the third quarter to 31% from 24% in the same period last year.

“During the quarter the Company solidified its capital structure through an expanded $85 million credit facility. At the end of the third quarter, the company’s net debt stood at $36 million. Continuing cash flow from operations, combined with an enhanced bank facility, provide significant flexibility to permit further long-term growth.

“During the quarter we completed the acquisition of Point.360’s ads distribution operations, and this transaction is proving to be an excellent strategic and financial complement to DG FastChannel’s business. We have been active in integrating our extensive customer service network with Point.360’s Los Angeles, Chicago, San Francisco, Dallas and New York offices. It is our goal to improve operational efficiencies throughout the enterprise and bring next-generation solutions to our customers, including delivery through the company’s electronic digital network.

“Finally, we closed on the acquisition of GTN’s ads distribution operations. Consistent with our mission to super-serve the automotive client sector, the GTN operations enhance the DG FastChannel platform with a state-of-the-art sales and operational facility. The new Detroit office broadens our digital asset management competencies and provides access to an in-house physical storage facility and related systems.

“Given the third quarter progress and solid financial results, we are squarely meeting our targeted financial and operating goals. Taken altogether, we enjoyed a very good quarter.”

HD Update and Business Outlook

Mr. Ginsburg continued, “DG FastChannel’s focus on industry innovation and a disciplined approach to expansion have created a strong foundation for current and future growth. Our ongoing investments in technology and physical plants bring important value to customers as we demonstrate the effectiveness of Standard Definition (SD) and High Definition (HD) electronic distribution. As a result, content providers are benefiting from the speed, reliability and accountability of digital media deliveries sent through the DG FastChannel networks. Management is focused on further investing in the company’s technology platform and building ‘extreme’ electronic distribution channels for HD advertising, news and syndication content.

“Looking to next year and beyond, HD digital content distribution will pick up additional momentum. The imminent opportunities created by the mandate from Congress and FCC for broadcasters to move to the HDTV broadcast standard will support significant long-term revenue growth. With the continued investment in our HD capacities, DG FastChannel is well positioned to process significant additional electronic video deliveries. Our capabilities to send HD advertising, syndication and news content through the company’s electronic networks are evolving, and we are now realizing substantial customer commitment to distribute their HD content in 2008 and beyond.

“Our customer base which includes thousands of the nation’s most prominent agencies, advertisers and brands, as well as leading long-form news and entertainment content, is benefiting from DG FastChannel’s significant capital investments in ‘next-generation’ digital technology. During the third quarter, Two and One Half Men started distribution in HD using the Pathfire network solution set. More opportunities for HD distribution of advertising, news and syndication will follow in the ensuing months.”

Technology

“Bringing next-generation products and services to the market through keenly focused investment in research and development have brought efficiencies to DG FastChannel clients. We have committed to the development of digital asset management solutions with heightened levels of accountability and capabilities to capitalize on the many distribution channels now available for digital content. Video advertising on computer screens and mobile devices is the fastest growing advertising segment according to eMarketer and other industry sources, and DG FastChannel’s commitment to bring ‘digital convergence’ and integrated marketing solutions to the advertising community is being met through our strategic partnership with Viewpoint Corporation.

“We are garnering encouraging industry response to our products that allow advertisers and agencies to re-purpose their valuable broadcast video assets. With our order management and digital asset management solutions working together with Viewpoint’s capabilities to serve rich media ads across the Internet, we have a very robust product. These rich media ads are engaging, interactive and visually stunning.

“We also are leveraging our leadership in traditional advertising delivery with the migration of content to cell phones, smart phones, PDAs and other portable, mobile devices. As we move forward as a company, we will be able to expand our relationships with advertisers and advertising agencies to distribute digital content to many exciting media outlets.”

Integration and Operational Synergies

“Building enterprise value is a product of organic revenue growth, operational streamlining and cost synergies, and we have focused on these three basic principles as we have acquired a number of highly complementary businesses. DG FastChannel has integrated the acquired companies quickly and efficiently. Our long-term track record highlights our success with this strategy, and there are good prospects for continued financial benefits in the coming quarters.

“Third quarter 2007 EBITDA margins reflect only a portion of the cost synergies to be realized as there is a delay between the time when we take action to reduce costs and the time at which they are reflected in our operating results. Reflecting integration and consolidation initiatives from the Pathfire, Point.360 and GTN transactions, the Company now expects to achieve total operating savings, on an annual run rate basis, at the high end of our previously stated range of approximately $6 to $8 million.

“So far, the Company has taken action on approximately $6.3 million of cost savings, and we expect more will be acted upon during the next two quarters. The full impact of the $6 to $8 million in cost savings is expected to be fully incorporated into our reported financial results by the end of second quarter 2008. As a result, margins are expected to expand and will benefit our operating results in future periods.”

Pro Forma Financial Guidance

“Reflecting the company’s strong third quarter results and completion of the acquisition of Pathfire and Point.360 and GTN’s ads distribution operations, DG FastChannel’s annual revenue and EBITDA on a pro forma basis — assuming all entities acquired in 2007 were combined with DG FastChannel as of January 1, 2007 and reflecting our current estimates of expense synergies – are as follows:

($ in millions)

	2007	2008

Revenue	$110 - $113	$122 - $126

EBITDA	$ 37 - $ 39	$ 41 - $ 44

Mr. Ginsburg concluded, “The fourth quarter is off to a good start, and assuming the marketplace continues to function at normal levels, we reaffirm our commitment to fulfilling our 2008 financial targets. We expect to create additional value for our shareholders through the combination of strategic initiatives, technological innovation, HD advertising, and the realization of operational and cost synergies.”

Restatement of Second Quarter 2007 Form 10-Q

In the second quarter of 2007, the Company recognized a non-cash gain of approximately $0.9 million relating to the effective settlement of a dispute between one of our subsidiaries and Pathfire in connection with our purchase of Pathfire in June 2007. This accounting recognition was determined, in part, based upon the Company’s interpretation of Emerging Issues Task Force 04-01 (“EITF 04-01”). Upon subsequent review and analysis by the Company, the audit committee and the Company’s new independent accountants, it was determined that the purchase accounting guidance in EITF 04-01 should have been applied differently. Consequently, the Company will restate its second quarter 2007 Form 10-Q to remove the non-cash $0.9 million gain, which was recorded in other income, the related tax effect and record an adjustment to reduce goodwill on the balance sheet. Below is certain operating statement data as previously reported, and as restated.

DG FastChannel, Inc.

Operating Statement Data

(In thousands, except per share data)

	Three Months Ended June 30, 2007		Six Months Ended June 30, 2007
	As Reported	As Restated	As Reported	As Restated
Revenues	$21,689	$21,689	$41,583	$41,583
Operating income	4,916	4,916	8,973	8,973

Interest and other income (expense), net	1,114	179	1,310	375

Income from continuing Operations	3,344	2,783	5,676	5,115

Net income	3,340	2,779	5,539	4,978

Diluted income per common share from continuing operations	$0.20	$0.17	$0.35	$0.31

Third Quarter 2007 Financial Results Webcast

The Company’s third quarter conference call will be broadcast live on the Internet at 8:00 a.m. EST on Monday, November 12, 2007. The webcast is open to the general public and all interested parties may access the live webcast on the Internet at the Company’s Web site at www.dgfastchannel.com. Please allow 15 minutes to register and download or install any necessary software.

Non-GAAP Reconciliation and EBITDA Definition

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the Company believes this Non-GAAP financial measure provides meaningful supplemental information regarding our performance and liquidity. However, investors should not consider these measures in isolation or as substitutes for operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. In addition, because EBITDA is not calculated in accordance with generally accepted accounting principles, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of the EBITDA figures is presented in the accompanying consolidated statements of operations included herein.

About DG FastChannel, Inc.

DG FastChannel (DGIT: Nasdaq) is the leading provider of next generation workflow solutions, digital media technology and delivery services to America’s most esteemed brands. The Company’s delivery network reaches over 21,000 television and radio stations, cable and TV networks, cable outlets and newspapers. DG FastChannel’s service and proprietary product set are integrated to provide content providers, including brands and commercial production entities, news organizations, syndicated programmers, and video news release producers and broadcasters end-to-end digital solutions that maximize efficiency while reducing costs. DG FastChannel’s advanced capabilities include online delivery of high-definition (HD) content, re-purposing of broadcast video for the Internet, management of digital assets, and ubiquitous satellite and Internet reach resulting in the industry’s highest levels of reliability, speed and quality. For more information visit www.dgfastchannel.com.

Forward-Looking Statements

This release contains forward-looking statements relating to the Company, including the expansion of its digital distribution network, the demand among certain clients for digital audio and video delivery services and its expectations of operations of the recently acquired Point.360 advertising distribution operations, GTN, and its strategic alliance with Viewpoint Corporation. These forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These and other risks relating to DG FastChannel’s business are set forth in the Company’s filings with the Securities and Exchange Commission. DG FastChannel assumes no obligation to publicly update or revise any forward-looking statements.

(Financial Tables Follow)

DG FastChannel, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues	$25,137	$18,769	$66,719	$46,928
Operating expenses, excluding depreciation and amortization	17,365	14,218	44,961	35,168
EBITDA	7,772	4,551	21,758	11,760
Depreciation and amortization	4,059	3,107	9,072	6,403
Operating income	$3,713	$1,444	$12,686	$5,357
Interest expense, net	932	762	1,383	1,894
Reduction in fair value of investment	—	4,758	—	4,758
Income (loss) before income taxes from continuing operations	2,781	(4,076)	11,303	(1,295)
Provision for income taxes	1,120	384	4,527	1,440
Income (loss) from continuing operations	1,661	(4,460)	6,776	(2,735)
Income (loss) from discontinued operations	417	(20)	280	97
Net income (loss)	$2,078	$(4,480)	$7,056	$(2,638)
Basic income (loss) per common share from continuing operations	$0.10	$(0.35)	$0.42	$(0.28)
Basic income per common share from discontinued operations	0.02	0.00	0.02	0.01
Basic net income (loss) per common share	$0.12	$(0.35)	$0.44	$(0.27)
Diluted income (loss) per common share from continuing operations	$0.10	$(0.35)	$0.41	$(0.28)
Diluted income per common share from discontinued operations	0.02	0.00	0.01	0.01
Diluted net income (loss) per common share	$0.12	$(0.35)	$0.42	$(0.27)
Weighted average shares outstanding – basic	16,923	12,628	16,214	9,749
Weighted average shares outstanding – diluted	17,433	12,628	16,660	9,749

DG FastChannel, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2007	December 31, 2006
Cash	$17,865	$24,474
Accounts receivable	23,363	15,433
Property and equipment	15,708	12,829
Long term investments	9,131	5,180
Goodwill	123,149	65,545
Deferred tax assets	2,290	12,534
Intangibles and other	70,143	37,002
Assets of discontinued operations	—	2,586
TOTAL ASSETS	$261,649	$175,583

Accounts payable and accrued liabilities	$12,279	$12,612
Deferred revenue	3,222	1,100
Deferred tax liabilities	6,085	—
Debt	53,888	19,840
Liabilities of discontinued operations	—	145
TOTAL LIABILITIES	75,474	33,697
TOTAL STOCKHOLDERS’ EQUITY	186,175	141,886
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$261,649	$175,583

Contact:

DG FastChannel, Inc.

Omar Choucair, 972-581-2000

Chief Financial Officer

OR

Jaffoni & Collins Incorporated

Joseph Jaffoni, 212-835-8500

dgit@jcir.com